UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

KBS REAL ESTATE INVESTMENT TRUST II, INC.

(Name of Registrant as Specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KBS REIT II
Please Vote!
YOUR VOTE IS CRITICAL. PLEASE SUBMIT YOUR PROXY VOTE PROMPTLY.
Reduce corporate expenses by submitting your vote online at www.proxyvote.com or by calling the toll free number on the voting form included in the enclosed materials.
Read Enclosed Materials for the Annual Stockholders Meeting
Enclosed for the Annual Meeting of Stockholders:
• Annual Report
• Proxy Statement describing proposals to be voted upon
• Voting form for each account registration.*
* You may have more than one voting form included in your packet due to having multiple registrations. Please be sure to vote all proxies in your packet.
For information on key proposals outlined in the proxy statement, please go to proxy.kbs.com
Vote by Mail
Mark, sign and date your voting form and return it in the postage-paid return envelope.
or Vote by Telephone*
Please call the toll free number listed on your voting form. Have your control number listed on the voting form ready and follow the simple instructions.
or Vote by Internet*
Visit www.proxyvote.com and follow the online instructions to cast your vote. Your control number is located on the voting form.
* If you vote by telephone or online, you do not need to mail back the voting form.
For Assistance
If you have any questions or need assistance with completing your voting form, please call our proxy solicitor, Broadridge Financial Solutions, Inc., at (844) 858-7384. Representatives are available Monday through Friday 9:00 a.m. to 9:00 p.m. (Eastern).
Thank you!
We appreciate your participation and support. Again, please be sure to vote!
www.kbs.com